EXHIBIT 15.1
June 8, 2006
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549
Commissioners:
We are aware that our report dated June 2, 2006 on our review of interim financial information of Abercrombie & Fitch Co. (the “Company”) for the thirteen week periods ended April 29, 2006 and April 30, 2005 and included in the Company’s quarterly report on Form 10-Q for the quarter ended April 29, 2006 is incorporated by reference in its Registration Statements on Form S-8 (Registration Nos. 333-15941, 333-15945, 333-60189, 333-81373, 333-60203, 333-100079, 333-107646, 333-107648 and 333-128000).
Very truly yours,
PricewaterhouseCoopers LLP
Columbus, Ohio